AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2011

Registration No. 333-171134

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

ON FORM S-3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Identive Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0444317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900-B Carnegie Avenue

Santa Ana, CA 92705

(949) 250-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence W. Midland

1900-B Carnegie Avenue

Santa Ana, CA 92705

(949) 250-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Barbara A. Jones

Greenberg Traurig LLP

One International Place

Boston, MA 02119

Facsimile: (617) 310-6001

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 13, 2010, the registrant filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-171134), which was declared effective on December 28, 2010, and subsequently on March 18, 2011 filed with the SEC post-effective amendment no. 1 to such registration statement, which was declared effective on March 25, 2011 (as amended, the “Form S-1”). The Form S-1 was filed to register the resale by the selling stockholders named in the prospectus of up to 8,195,252 shares of the registrant’s common stock, par value $0.001 per share.

This Post-Effective Amendment No. 2 on Form S-3 is being filed by the registrant to convert the Form S-1 into a registration statement on Form S-3. This Post-Effective Amendment also contains an updated prospectus reflecting the offering and sale of the shares that were registered on the Form S-1. All filing fees payable in connection with the registration of the shares covered by the Post-Effective Amendment No. 2 were paid by the registration at the time of the initial filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED JUNE 7, 2011

PROSPECTUS

IDENTIVE GROUP, INC.

8,195,252 Shares of Common Stock

This prospectus relates to the resale or other disposition of up to 8,195,252 shares of the common stock, par value $0.001 per share, of Identive Group, Inc. by the selling stockholders named in this prospectus, certain of whom are our officers, directors and affiliates, together with any of their pledgees, donees, transferees or other successors-in-interest, from time to time. The shares offered hereby were issued by us in a private placement and consist of (i) 4,097,626 shares which are issued and outstanding and (ii) 4,097,626 shares which are issuable upon exercise of five-year warrants to purchase our common stock at an exercise price of $2.65 per share. The registration of these shares does not necessarily mean that the selling stockholders will offer, sell or otherwise dispose of all or any of these shares.

We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders, but we will incur expenses in connection with the registration of these shares. We will, however, receive proceeds in the event that some or all of the warrants held by the selling stockholders are exercised.

Our filing of the registration statement, of which this prospectus is a part, is intended to satisfy our obligations to the selling stockholders to register the shares of common stock purchased by them pursuant to a Subscription Agreement, dated November 14, 2010, together with shares of common stock issuable to them upon exercise of warrants. A list of the selling stockholders is included in this prospectus under the section entitled “Selling Stockholders.” The selling stockholders and any of their pledgees, donees, transferees or other successors-in-interest may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 36 of this prospectus. We will not be paying any underwriting discounts or commissions in this offering.

Shares of our common stock are traded on The NASDAQ Global Market under the symbol “INVE” and on the Frankfurt Stock Exchange under the symbol “INV.” On June 3, 2011, the closing sales price for our common stock on The NASDAQ Global Market was $2.47 per share and €1.66 on the Frankfurt Stock Exchange.

        Investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 2 of this prospectus and all other information included or incorporated herein by reference in this prospectus in its entirety before you decide whether to buy our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, the terms “Identive,” “we,” “us,” “our,” and the “Company” refer to Identive Group, Inc. and its subsidiaries.

SCM, the Identive logo, @MAXX and CHIPDRIVE are registered trademarks of Identive Group, Inc.; ScramblePad, ScrambleProx and IDK are registered trademarks of Hirsch Electronics, LLC, and the Hirsch logo, the Velocity logo, ScrambleSmart, ScrambleSmartProx, MATCH, DIGI*TRAC, Hirsch Verification Station, RUU-201, MOMENTUM, BioSmart, Secure Success, Putting Digital Identities to Work, From Credential to Cloud, Presence as a Policy, We Secure Buildings, Upgrade to Hirsch, The Secure Decision, DigiLock, Rapid Deployment Kit, ScrambleNet, XBox, NET*MUX4, S*NET, X*NET, SNIB and SNIB2 are trademarks of Hirsch Electronics, LLC; ACiG, Card Express Service, MIR-RT, Multicard, Mybility, Syscan, Trustoffice, and TOM are foreign registered trademarks of affiliated companies. Other product and brand names may be trademarks or registered trademarks of their respective owners.

We and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus delivered by or on behalf of us. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus delivered by or on behalf of us. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date on the front of this prospectus and any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since those dates.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference therein. This summary may not contain all of the information that you should consider before deciding whether or not you should invest in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 2 of this prospectus and all other information included or incorporated herein by reference in this prospectus in its entirety before you decide whether to invest in our common stock.

Identive Group

Overview

Identive Group, Inc. (“Identive,” the “Company,” “we” and “us”) is an international technology company focused on building the world’s signature group in secure identification-based technologies. We are comprised of a group of businesses with deep industry expertise and well-known global brands in their individual markets, providing leading-edge products and solutions in the areas of physical and logical access control, identity management and radio frequency identification (“RFID”) systems to governments, commercial and industrial enterprises, healthcare and consumers. Our growth model is based on a combination of strong technology-driven organic growth from the businesses within the group and disciplined acquisitive expansion.

At the beginning of 2010, we acquired Bluehill ID AG (“Bluehill ID”), a Swiss industrial holding group focused on technologies within the high-growth RFID / contactless smart card technology and identity management markets. As a result of this business combination, we have adopted a new organizational structure, enhanced and broadened our management team, and changed the name of the Company from “SCM Microsystems, Inc.” to “Identive Group, Inc.,” which reflects our focus on providing secure identification systems and solutions. Following the acquisition of Bluehill ID we also changed our stock trading symbols to reflect our new name. Our common stock is listed on The NASDAQ Global Market in the U.S. under the symbol “INVE” and the Frankfurt Stock Exchange in Germany under the symbol “INV.”

We operate in two segments, Identity Management Solutions & Services (“Identity Management”) and Identification Products & Components (“ID Products”). Each segment is comprised of two or more business units that focus on specific products, markets and channels.

•

The businesses in our Identity Management segment provide solutions and services that enable the secure management of credentials in diverse markets. These credentials are used for the identification of people and the granting of rights and privileges based on defined security policies. The businesses in our Identity Management segment specialize in the design, manufacturing, supply and servicing of products and integrated systems that can enhance security and better meet compliance and regulatory requirements while providing users the benefits and convenience of simple and secure solutions. Our Identity Management customers operate in government, commercial, enterprise and consumer markets and can be found in multiple vertical market segments including healthcare, finance, industrial, retail and critical infrastructure. The businesses in our Identity Management segment include Hirsch Electronics and Multicard. Sales in this segment are typically made to high level dealer / integrators, and less frequently, directly to end users.

•

The businesses in our ID Products segment design and manufacture both standard and highly specialized products and components that help identify people, animals and objects in a multitude of applications and markets. Products and components in our ID Products segment include semiconductors, cards, tags, inlays, readers and terminals that are used by original equipment manufacturers and system integrators to deliver identity-based systems and solutions. These products are used for applications such as eHealth, eGovernment, mobile banking, loyalty schemes, transportation and event ticketing, corporate identification, logical access, physical access and passport control in the government, enterprise and financial markets. Within the ID Products segment we also offer commercial digital media readers that are used in digital kiosks to transfer digital content to and from various flash media. Businesses in our ID Products segment include ACiG Technology, SCM Microsystems, Smartag, Syscan ID and TagStar Systems.

Each of the businesses within Identive conducts its own sales and marketing activities in the markets in which it competes, utilizing its own sales and marketing organization, and in most cases selling primarily through indirect sales channels that may include dealers, systems integrators, value added resellers, resellers or Internet sales. Within our Identity Management segment, the majority of sales in our Hirsch business are made through a dealer/systems integrator distribution channel. Businesses in our ID Products segment primarily sell to original equipment manufacturers (“OEMs”) that typically either bundle our products with their own solutions, or repackage our products for resale to their customers. Our OEM customers typically sell our ID Products solutions to government contractors, systems integrators, large enterprises and computer manufacturers, as well as to banks and other financial institutions. Additionally, we sell our digital media readers primarily to major brand computer and photo processing equipment manufacturers.

Our corporate headquarters are co-located with our Hirsch business headquarters in Santa Ana, California and our European operational headquarters are in Ismaning, Germany. We maintain facilities in Chennai, India for technology research and development and in Australia, Brazil, Canada, Europe, Hong Kong, Japan, Singapore and the U.S. for individual business operations and sales. The Company was founded in 1990 in Munich, Germany and incorporated in 1996 under the laws of the state of Delaware. Our principal executive offices are located at 1900 Carnegie Avenue, Building B, Santa Ana, California 92705.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks described in our filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated herein by reference before making an investment decision. See the section of this prospectus entitled “Where You Can Find More Information.” Any of the risks we describe in the information incorporated herein by reference could cause our business, financial condition, or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Please also refer to the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include forward-looking statements regarding, among other things, our financial condition and business strategy. Forward-looking statements provide our current expectations and projections about future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions, and other statements that are not historical facts. As a result, all statements other than statements of historical facts included in this discussion and analysis and located elsewhere in this document regarding the prospects of our industry and our prospects, plans, financial position, and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe,” or “continue,” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will occur as predicted. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. These forward-looking statements speak only as of the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this report or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws. Factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected include, among others:

•	Our ability to execute our strategic plans;

•	The competitive and rapidly-evolving nature of our industry;

•	The potential effect of competing products on our business;

•	Our ability to obtain additional capital, use internally-generated cash, or use shares of our common stock to finance growth strategies;

•	The expected timing for the completion of this rights offering;

•	Dependence on key personnel;

•	Disruptions at our manufacturing facilities or in our customer, supplier, or employee base;

•	Variability of our quarterly revenues and earnings;

•	Our reliance on our subsidiaries;

•	Economic and financial uncertainty resulting from terrorism or global economic conditions;

•	The costs of being a public company, including compliance under the Sarbanes-Oxley Act of 2002.

Any or all of our forward-looking statements may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described under “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

On November 14, 2010, we entered into Subscription Agreements (together, the “Subscription Agreement”) with accredited and other qualified investors, including certain of our directors, officers, managers and affiliates, in connection with the private placement of an aggregate of 4,097,626 shares of our common stock and warrants to purchase an additional 4,097,626 shares of our common stock for aggregate gross proceeds of approximately $10.3 million. The private placement closed on November 22-25, 2010. The warrants have an exercise price of $2.65 per share, are immediately exercisable and expire on the fifth anniversary of the date of issuance. The number of shares issuable upon exercise of the warrants is subject to adjustment for any stock dividends, stock splits or distributions by the Company, or upon any merger or consolidation or sale of assets of the Company, tender or exchange offer for the Company’s common stock, or a reclassification of the Company’s common stock. In connection with the private placement, we agreed to file within 30 days of the closing a registration statement with the Securities and Exchange Commission covering the resale or other disposition of shares of common stock and the shares of common stock issuable upon exercise of the warrants issued under the Subscription Agreement. We agreed to use our best efforts to have this registration statement declared effective as soon as practicable after filing, and to keep it effective for 24 months.

The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by each selling stockholder as of May 31, 2011, the number of shares of common stock that each selling stockholder may offer and sell pursuant to this prospectus, and the number of shares of common stock to be beneficially owned by each selling stockholder after completion of the offering. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholders have voting and investment power. Percentage of beneficial ownership is based upon 57,351,826 shares of common stock outstanding on May 31, 2011, excluding 618,400 held in treasury. As to each person or entity named as beneficial owners, that person’s or entity’s percentage ownership is determined based on the assumption that any warrants or convertible securities held by such person or entity which are exercisable or convertible within 60 days of May 31, 2011 have been exercised or converted, as the case may be.

Except as may be otherwise described below, to the best of our knowledge, the each selling stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his, her or its name, none of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer, and none of the selling stockholders has not held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. The information with respect to beneficial ownership of common stock held by each selling stockholder is based upon information supplied or confirmed by such selling stockholder. For purposes of presentation, we have assumed that the selling stockholders will sell all shares offered hereby, including the shares issuable upon the exercise of warrants.

	Beneficial Ownership Prior to this Offering		Shares to be Sold in this Offering	Beneficial Ownership After this Offering
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Ayman S. Ashour (1)	2,719,977	4.6%	200,000	2,519,977	4.3%
Austin Parents Kooh, Mr. Scott Douglas Austin & Mrs. Suzanne Louise Austin (2)	7,920	*	7,920	—	—
Bernd Dietel (3)	1,584,158	2.7%	1,584,158	—	—
Catagonia Capital GmbH (4)	79,208	*	79,208	—	—
Christian Glinz (5)	11,600	*	3,960	—	—
Christine Schmitz-Riol (6)	31,684	*	31,684	—	—
Cleantech Invest AG (7)	792,080	1.4%	792,080	—	—
Clemens Reif (8)	190,100	*	190,100	—	—
Dr. Cornelius Boersch (9)	8,735,313	14.9%	475,248	8,260,065	14.1%
Daniel Wenzel (10)	9,005,270	15.4%	126,732	8,878,538	15.2%
Darien Holding & Finance SA (11)	39,604	*	39,604	—	—
Donner & Reuschel AG (12)	396,040	*	396,040	—	—
European Invest AG (13)	79,208	*	79,208	—	—
Felix Janssen (14)	7,920	*	7,920	—	—
Friedrich Baldinger (15)	237,624	*	237,624	—	—
Guggenheim & Partner Ltd. (16)	20,594	*	20,594	—	—
Hans-Peter Bruker (17)	396,040	*	396,040	—	—
Hauck & Aufhauser Lenbach Capital Partners Fund (18)	396,040	*	396,040	—	—
Dr. Hellmut Kirchner (19)	118,812	*	118,812	—	—
Jens Bodenkamp (20)	9,901	*	9,901	—	—
John Piccininni (21)	35,689	*	4,752	30,937	*
John S. Rogers (22)	121,235	*	11,882	109,353	*
Joseph Tassone (23)	432,300	*	79,208	353,092	*
Juerg Stuecki (24)	79,208	*	79,208	—	—
Lincoln Vale European Partners Master Fund, L.P. (25)	3,258,976	5.7%	79,208	3,179,768	5.5%
Manfred Ferber (26)	79,208	*	79,208	—	—
Markus Vollstedt (27)	79,208	*	79,208	—	—
Dr. Max Roessler (28)	118,812	*	118,812	—	—
Mohamed Ramez Atwani (29)	396,040	*	396,040	—	—
Navigator Equity Solutions SE (30)	118,119	*	118,119	—	—
Prime One AGmvK (31)	237,624	*	237,624	—	—
Ralph Heck (32)	633,664	1.1%	633,664	—	—
RFID Opportunities AG (33)	514,852	*	514,852	—	—
Rosenberg Venture AG (34)	198,020	*	198,020	—	—
Ross Head (35)	5,544	*	5,544	—	—
Sandro DeLuca (36)	11,882	*	11,882	—	—
Theodore Pruemm (37)	79,208	*	79,208	—	—
Tinburg Corp. (38)	79,208	*	79,208	—	—
Udo Schaeberle (39)	79,208	*	79,208	20,000	*
Werner Vogt (40)	544,738	*	7,920	536,818	*
Zivney Family Trust, Robert C. Zivney Jr. & Marjorie J. Zivney, Trustees, dtd 01/10/2008 (41)	96,576	*	39,604	56,972	*

*	Less than 1%.
(1)	Includes (i) 981,790 shares and 997,489 options to purchase shares held indirectly through BH Capital Management (ii) options to purchase 57,534 shares, and (iii) 100,000 shares issuable upon exercise of a warrant.
(2)	Includes 3,960 shares issuable upon exercise of a warrant. As discussed below under “Certain Material Relationships,” Mr. Austin is an employee of a subsidiary of Identive.
(3)	Includes 792,079 shares issuable upon exercise of a warrant.
(4)	Includes 39,604 shares issuable upon exercise of a warrant. Dr. Ralph Eric Kunz has voting and investment power over the shares held by this selling stockholder.
(5)	Includes 1,980 shares issuable upon exercise of a warrant. As discussed below under “Certain Material Relationships,” Mr. Glinz is an employee of a subsidiary of Identive.
(6)	Includes 15,842 shares issuable upon exercise of a warrant.
(7)	Includes 396,040 shares issuable upon exercise of a warrant. The board of the selling stockholder makes investment decisions on behalf of the selling stockholder by majority vote.
(8)	Includes 95,050 shares issuable upon exercise of a warrant.
(9)	Includes (i) 6,200,000 shares held by Mountain Partners, (ii) 1,021,863 shares held indirectly by Mountain Partners through BH Capital Management, (iii) options to purchase 1,038,202 shares held indirectly by Mountain Partners through BH Capital Management, and (iv) 237,624 shares issuable upon exercise of a warrant. The shares and options held by Mountain Partners may be deemed to be beneficially owned by Dr. Boersch, a director of Mountain Partners. Dr. Boersch disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that he is the beneficial owner of the shares for purposes of Section 16 of the Exchange Act or for any other purpose. As discussed below under “Certain Material Relationships,” Dr. Boersch previously served as a director of Identive.
(10)

Includes (i) 6,200,000 shares held by Mountain Partners, (ii) 1,021,863 shares held indirectly by Mountain Partners through BH Capital Management, (iii) 403,563 shares and warrants to purchase 99,010 shares held by Rosenberg Venture AG, (iv) options to purchase 10,000 shares, (v) options to purchase 1,038,202 shares held indirectly by Mountain Partners through BH Capital Management, and (vi) 63,366 shares issuable upon exercise of a warrant. The shares and options held by Mountain Partners and Rosenberg Venture AG may be deemed to be beneficially owned by Mr. Wenzel, who serves as a director of Mountain Partners and Rosenberg Venture AG. Mr. Wenzel disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that he is the beneficial owner of the shares for purposes of Section 16 of the Exchange Act or for any other purpose. As discussed below under “Certain Material Relationships,” Mr. Wenzel is a director of Identive and serves as a member of the audit, compensation and nominating committees.

(11)	Includes 19,802 shares issuable upon exercise of a warrant. Mr. Hans U. Howald has voting and investment power over the shares held by this selling stockholder.
(12)	Includes 198,020 shares issuable upon exercise of a warrant. Mr. Holger Leifeld has voting and investment power over the shares held by this selling stockholder.
(13)	Includes 39,604 shares issuable upon exercise of a warrant. Mr. Jurgen Habichler has voting and investment power over the shares held by this selling stockholder.
(14)	Includes 3,960 shares issuable upon exercise of a warrant.
(15)	Includes 118,812 shares issuable upon exercise of a warrant.
(16)	Includes 10,297 shares issuable upon exercise of a warrant. Mr. Oliver Guggenheim has voting and investment power over the shares held by this selling stockholder.
(17)	Includes 198,020 shares issuable upon exercise of a warrant.
(18)	Represents 396,040 shares issuable upon exercise of a warrant.
(19)	Includes 59,406 shares issuable upon exercise of a warrant.
(20)	Represents 9.901 shares issuable upon exercise of a warrant.
(21)	Includes (i) 2,376 shares issuable upon exercise of a warrant and (ii) 10,937 shares issuable upon exercise of an outstanding stock option. As discussed below under “Certain Material Relationships,” Mr. Piccininni is an employee of a subsidiary of Identive.
(22)	Includes 5,941 shares issuable upon exercise of a warrant and options to purchase 33,562 shares. As discussed below under “Certain Material Relationships,” Mr. Rogers is an Executive Vice President of Identive.
(23)	Includes 39,604 shares issuable upon exercise of a warrant and options to purchase 33,600 shares. As discussed below under “Certain Material Relationships,” Mr. Tassone is an Executive Vice President of Identive.
(24)	Includes 39,604 shares issuable upon exercise of a warrant.
(25)	Includes 39,604 shares issuable upon exercise of a warrant. As discussed below under “Certain Material Relationships,” Dr. Hans Liebler, a director of Identive, is associated with this selling stockholder. Dr. Liebler has voting and investment power with respect to such shares. Dr. Liebler disclaims beneficial ownership of such shares.
(26)	Includes 39,604 shares issuable upon exercise of a warrant.
(27)	Includes 39,604 shares issuable upon exercise of a warrant.
(28)	Includes 59,406 shares issuable upon exercise of a warrant.
(29)	Includes 198,020 shares issuable upon exercise of a warrant.
(30)	Includes 89,109 shares issuable upon exercise of a warrant. Each of Messrs. Michael Hasenstab, Robert Kaess and Florian Pfingsten has voting and investment power over the shares held by this selling stockholder.
(31)	Includes 118,812 shares issuable upon exercise of a warrant. Mr. Robert Schimanko has voting and investment power over the shares held by this selling stockholder.
(32)	Includes 316,832 shares issuable upon exercise of a warrant.
(33)	Includes 59,406 shares issuable upon exercise of warrants. Messrs. Stefan Peller and Markus Huber share voting and investment power over the shares held by this selling stockholder.
(34)	Includes 99,010 shares issuable upon exercise of a warrant. Mr. Daniel Wenzel has voting and investment power over the shares held by this selling stockholder.
(35)	Includes 2,772 shares issuable upon exercise of a warrant. As discussed below under “Certain Material Relationships,” Mr. Head is an employee of a subsidiary of Identive.
(36)	Includes 5,941 shares issuable upon exercise of a warrant.
(37)	Includes 39,604 shares issuable upon exercise of a warrant.
(38)	Includes 39,604 shares issuable upon exercise of a warrant. Mr. Hans U. Howald has voting and investment power over the shares held by this selling stockholder.
(39)	Includes 39,604 shares issuable upon exercise of a warrant.
(40)	Includes 3,960 shares issuable upon exercise of a warrant. As discussed below under “Certain Material Relationships,” Mr. Vogt is an employee of a subsidiary of Identive.
(41)	Includes (i) 19,802 shares issuable upon exercise of a warrant and (ii) an aggregate of 24,030 shares issuable upon exercise of outstanding stock options. As discussed below under “Certain Material Relationships,” Mr. Zivney is an employee of a subsidiary of Identive.

Some of the selling stockholders may distribute their shares from time to time to their affiliates who may sell shares pursuant to this prospectus. Each selling stockholder may also transfer shares owned by it, and upon any such transfer the transferee may have the same right of sale as the selling stockholder. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

Certain Material Relationships

Except as set forth below and except for their participation in the private placement described above, none of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years.

Mr. Ayman Ashour has been our Chairman of the Board and Chief Executive Officer since January 2010.

Dr. Cornelius Boersch served as a director of Identive from January to February of 2010. Dr. Boersch also serves as director of Mountain Partners AG which beneficially owns approximately 17.0% of Identive’s outstanding stock. Mr. Daniel Wenzel has served as a director of Identive since January 2010. Mr. Wenzel also serves as a director of Mountain Partners AG which beneficially owns approximately 17.0% of Identive’s outstanding stock.

Mr. John Rogers has served as our Executive Vice President of Transition Management and Acquisition Integration since January 2010. Mr. Joseph Tassone has served as our Executive Vice President of Technology & Product Management since February 2010. Messrs. Scott Austin, Christian Glinz, Ross Head, John Piccininni, Werner Vogt, and Robert Zivney are employees of Identive or its subsidiaries.

Mr. Hans Liebler, a director of Identive, is associated with Lincoln Vale European Partners Master Fund, L.P., which beneficially owns approximately 6.9% of Identive’s outstanding stock.

Each of Messrs. Ashour, Wenzel, Boersch, Tassone and Rogers, and Lincoln Vale European Partners Master Fund, L.P. were beneficial owners of Bluehill ID. Under the terms of the acquisition agreement between Identive and Bluehill ID, Identive offered to acquire all the outstanding shares of Bluehill ID in exchange for shares of Identive common stock, so that for each share of Bluehill ID tendered, Identive issued 0.52 shares of Identive common stock. As a result of the acquisition, each of these selling stockholders obtained beneficial ownership of Identive common stock.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their pledgees, donees, transferees or other successors-in-interest, may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sale of the common stock by any selling stockholder, including any donee, pledgee or other transferee who receives common stock from a selling stockholder, may be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the common stock as principal, and sales may be made pursuant to any of the methods described below. These sales may be made on any securities exchange on which our common stock is then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.

The common stock may also be sold in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by such broker-dealer for its own account;

•

a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the Financial Industry Regulatory Authority Inc., or FINRA (formerly known as the National Association of Security Dealers, Inc., or the NASD) or stock exchange rules;

•	ordinary brokerage transactions and transaction in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or other compensation from the selling stockholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer will be in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the type of transactions involved. No such broker-dealer will receive compensation in excess of that permitted by the FINRA Conduct Rules.

The distribution of the common stock also may be effected from time to time in one or more underwritten transactions at a fixed price or prices that may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the common stock. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

We are not aware of any agreements, understandings or arrangements between any of the selling stockholders and any underwriters or broker-dealers regarding the sale of their common stock, nor are we aware of any underwriter or coordinating broker-dealer acting in connection with the proposed sale of common stock by the selling stockholders pursuant to this prospectus. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the names of the selling stockholders and of participating broker-dealer(s);

•	the amount of common stock involved;

•	the price at which the common stock is to be sold;

•	the commissions paid or the discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus; and

•	other facts material to the transaction.

The selling stockholders and any underwriters, brokers-dealers or agents that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

From time to time, the selling stockholders may pledge their common stock pursuant to the margin provisions of a customer agreement with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged common stock from time to time. Upon a sale of the common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any customer agreement with brokers.

In order to comply with the securities laws of certain states, if applicable, the common stock may be sold only through registered or licensed broker-dealers. We have agreed to pay all expenses incident to the offering and sale of the common stock, other than commissions, discounts and fees of underwriters, broker-dealers or agents. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act.

We or the selling stockholders may have agreements with the participating broker-dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the participating broker-dealers may be required to make.

In connection with an offering, any participating broker-dealer may purchase and sell common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the participating broker-dealer of a greater number of shares than it owns or is required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress.

The participating broker-dealers also may impose a penalty bid. This occurs when a particular broker-dealer repays to the others a portion of the underwriting discount or other concession received by it because the broker-dealers have repurchased shares sold by or for the account of that broker-dealer in stabilizing or short-covering transactions.

These activities by the participating broker-dealers may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the participating broker-dealers at any time. These transactions may be effected on The NASDAQ Global Market or any other exchange or automated quotation system, if the common stock is listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the shares of common stock offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. (formerly known as SCM Microsystems, Inc.) incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Bluehill ID AG as of and for the years ended December 31, 2009 and 2008 and related notes incorporated by reference in this prospectus from the Company’s Amendment No. 2 to Current Report on Form 8-K/A, as filed August 6, 2010, have been audited by Ernst & Young Ltd, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Hirsch Electronics Corporation as of and for the years ended November 30, 2008, 2007 and 2006 incorporated by reference in this prospectus from the Company’s Registration Statement on Form S-4 (File No. 333-162618) have been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we are required to file periodic reports and other information with the United States Securities and Exchange Commission (the “SEC”). The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

You may copy and inspect any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The SEC also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.Identiveindustries.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our common stock.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below. The documents we incorporate by reference include:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 7, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011;

•

our Current Reports on Form 8-K filed with the SEC on March 4, March 9, May 4 (two filings), May 5, May 12, May 23, May 24 and May 27, and our Current Report on Form 8-K/A filed with the SEC on May 9, 2011;

•

the audited financial statements of Bluehill ID AG for the years ended December 31, 2009 and 2008 appearing in Exhibit 99.2 of Amendment No. 2 to our Current Report on Form 8-K/A filed with the SEC on August 6, 2010, and our Current Reports on Form 8-K filed with the SEC on March 4, 2011 and March 9, 2011;

•

the audited financial statements as of and for the years ended November 30, 2008, 2007 and 2006 and the unaudited condensed consolidated balance sheets as of February 28, 2009 and November 30, 2008 and the unaudited condensed consolidated statements of operations and statements of cash flows for the three months ended February 28, 2009 and February 29, 2008 of Hirsch Electronics Corporation appearing in pages F-51 through F-84 of Amendment No. 1 to our Registration Statement on Form S-4, filed with the SEC on November 10, 2009 (File No. 333-162618);

•	all of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement;

•

the description of the rights to purchase shares of the our Series A Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on November 14, 2002, including any amendment or report filed for the purpose of updating such description through the date of this prospectus; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 5, 1997 (which incorporates the Registrant’s Description of Capital Stock included in the Registrant’s 424(b)(4) prospectus, File No. 333-29073, as filed with the Commission on October 7, 1997), including any amendment or report filed for the purpose of updating such description through the date of this prospectus.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of filing of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus shall also be deemed to be incorporated herein by reference, other than information that is furnished but not filed with the SEC under those filings.

Any statement contained in a document that is incorporated by reference in this prospectus will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number: Identive Group, Inc., Attn: Investor Relations, 1900-B Carnegie Avenue, Santa Ana, CA 92705, or by calling (collect) 1-949-250-8888 x106.

PROSPECTUS

8,195,252 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities registered hereby will be borne by the registrant. Such expenses, other than the Securities and Exchange Commission Registration Fee, are estimated as follows:

Securities and Exchange Commission Registration Fee	$1,453
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$15,000
Miscellaneous Expenses	$5,000
Total	$31,453

Item 15.	Indemnification of Directors and Officers.

Pursuant to Section 145(a) of the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of our company or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the Delaware General Corporation Law, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the Delaware General Corporation Law applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation, as amended, provides that our directors shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, our amended and restated certificate of incorporation, as amended, provides that we shall indemnify our directors to the fullest extent permitted by the laws of the State of Delaware.

Our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933. In addition, we have entered into indemnification agreements with each of our directors that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

The indemnification provisions contained in our amended and restated certificate of incorporation, as amended, and our amended and restated by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we will maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Registration Statement on Form S-3.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, California, on June 7, 2011.

IDENTIVE GROUP, INC.

By:	/S/ MELVIN DENTON-THOMPSON
Name:	Melvin Denton-Thompson
Title:	Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/S/ AYMAN S. ASHOUR	Chief Executive Officer and Chairman	June 7, 2011
Ayman S. Ashour	(Principal Executive Officer and Director)

/S/ MELVIN DENTON-THOMPSON	Chief Financial Officer and Secretary	June 7, 2011
Melvin Denton-Thompson	(Principal Financial and Accounting Officer)

/S/ BERNARD BAILEY	Director	June 7, 2011
Bernard Bailey

*	Executive Vice President and Director	June 7, 2011
Lawrence W. Midland

*	Director	June 7, 2011
Steven Humphreys

*	Director	June 7, 2011
Hans Liebler

*	Director	June 7, 2011
Simon Turner

*	Director	June 7, 2011
Daniel S. Wenzel

Director
Phil Libin

*By:	/S/ MELVIN DENTON-THOMPSON
Melvin Denton-Thompson Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Identive’s Registration Statement on Form S-4/A dated November 10, 2009, SEC File No. 333-162618).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 Identive’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002, SEC File No. 000-29440).

3.3	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock (incorporated by reference to Exhibit 3.3. to Identive’s Registration Statement on Form 8-A12G, filed on November 14, 2002, SEC File No. 000-29440).

3.4	Amendment to Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to Identive’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 12, 2010, SEC File No. 000-29440).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Identive’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 16, 2010, SEC File No. 000-29440).

4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to Identive’s Current Report on Form 8-K, dated November 14, 2010, filed on November 15, 2010 (SEC File No. 000-29440).

4.3	Preferred Stock Rights Agreement, dated as of November 8, 2002, between Identive Group, Inc. (formerly known as SCM Microsystems, Inc.) and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Identive’s Registration Statement on Form 8-A12G, filed on November 14, 2002, SEC File No. 000-29440).

4.4	First Amendment to Rights Agreement, dated as of December 10, 2008, between Identive Group, Inc. (formerly known as SCM Microsystems, Inc.) and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1 to Identive’s Current Report on Form 8-K, dated December 10, 2008, filed on December 11, 2008, SEC File No. 000-29440).

4.5	Second Amendment to Rights Agreement, dated as of November 16, 2009, between Identive Group, Inc. (formerly known as SCM Microsystems, Inc.) and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1 to Identive’s Current Report on Form 8-K, dated November 16, 2009, filed on November 16, 2009, SEC File No. 000-29440).

4.6	Third Amendment to Rights Agreement, dated as of November 15, 2010, between Identive Group, Inc. and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.2 to Identive’s Current Report on Form 8-K, dated November 14, 2010, filed on November 15, 2010, SEC File No. 000-29440).

5.1	Opinion of Greenberg Traurig LLP (incorporated by reference to Exhibit 5.1 to Identive’s Registration Statement on Form S-1 filed on December 13, 2010 (File No. 333-171134)).

10.1	Subscription Agreement, dated as of November 14, 2010, between Identive Group, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to Identive’s Current Report on Form 8-K, dated November 14, 2010, filed on November 15, 2010, SEC File No. 000-29440).

23.1	Consent of Deloitte & Touche GmbH Wirtschaftsprufungsgesellschaft, an independent registered public accounting firm (Identive Group, Inc.).

23.2	Consent of Ernst & Young Ltd, independent auditors (Consolidated Bluehill ID AG).

23.3	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, independent auditors (Hirsch Electronics Corporation).

23.4	Consent of Greenberg Traurig LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to Identive’s Registration Statement on Form S-1 filed on December 13, 2010 (File No. 333-171134)).